Prudential Series Fund
For the period ending June 30, 2007
File # 811-03623

ITEM 77D
POLICIES WITH RESPECT TO SECURITY INVESTMENT

THE PRUDENTIAL SERIES FUND

PROSPECTUS DATED MAY 1, 2006

SUPPLEMENT DATED DECEMBER 29, 2006

This supplement sets forth changes to the Prospectus, dated May 1, 2006 (Prospectus), of The Prudential Series Fund (the Fund). All of the Fund's Portfolios discussed in this supplement may not be available under your variable contract. For more information about the Portfolios available under your contract, please refer to your contract prospectus. The following should be read in conjunction with the Prospectus and should be retained for future reference. Defined terms used herein and not otherwise defined herein shall have the meanings given to them in the Prospectus.

I. The Board of Trustees of the Fund recently approved changes in certain benchmarks of the following international and global portfolios of the Fund (the Portfolios) as indicated in the table below. In particular, the Portfolios will now use a "gross dividends" (GD) version of the benchmark rather than a "net dividend" (ND) version of the benchmark. Based on a recommendation of the Fund's Manager, the Board determined that the GD versions of the benchmarks, which generally reflect higher returns, are more appropriate benchmarks for the Portfolios.


PORTFOLIO                 PRIOR BENCHMARK             NEW BENCHMARK

Global Portfolio         MSCI World Index (ND)     MSCI World Index (GD)
SP International         MSCI EAFE Index (ND)      MSCI EAFE Index (GD)
Growth Portfolio
SP International
Value Portfolio          MSCI EAFE Index (ND)       MSCI EAFE Index (GD)


                     PRIOR CUSTOMIZED BENCHMARK    NEW CUSTOMIZED BENCHMARK

SP Aggressive Growth  Russell 3000 Index         Russell 3000 Index (Russell
Asset Allocation      (Russell 3000) (80%)        3000) (80%)
Portfolio             MSCI EAFE (ND) (20%)        MSCI EAFE (GD) (20%)
SP Balanced Asset     Russell 3000 (48%)          Russell 3000 (48%)
Allocation           Lehman Brothers Aggregate    Lehman Brothers Aggregate
Portfolio             Bond Index (40%)            Bond Index (40%)
                      MSCI EAFE (ND) (12%)        MSCI EAFE (GD) (12%)
SP Conservative       Russell 3000 (32%)          Russell 3000 (32%)
Asset Allocation      Lehman Brothers Aggregate   Lehman Brothers Aggregate
Portfolio             Bond Index (60%)            Bond Index (60%)
                      MSCI EAFE (ND) (8%)         MSCI EAFE (GD) (8%)
SP Growth Asset      Russell 3000 Index (64%)    Russell 3000 Index (64%)
Allocation           Lehman Brothers Aggregate    Lehman Brothers Aggregate

Portfolio            Bond Index (20%)           Bond Index (20%)
                    MSCI EAFE (ND) (16%)        MSCI EAFE (GD) (16%)


To reflect the change in the Portfolios' benchmarks, the table of average annual total returns appearing in the section of the Prospectus titled "EVALUATING PERFORMANCE" for each of the Portfolios is hereby amended by including performance information with respect to the MSCI EAFE Index (GD) or MSCI World Index (GD), as set forth below:




Global Portfolio

Average Annual Returns* (as of 12/31/05)


MSCI World Index (GD) +
1 YEAR
10.03
5 YEARS
2.64
10 YEARS
7.47


+ The Morgan Stanley Capital International World Index (MSCI World Index) is a weighted index comprised of approximately 1,500 companies listed on the stock exchanges of the U.S., Europe, Canada, Australasia and the Far East. The Portfolio no longer utilizes the ND (net dividends) version of the MSCI World Index, and instead now utilizes the GD (gross dividends) version of the MSCI
World Index.   The ND and GD versions of the MSCI World Index differ in that ND returns reflect the impact of the maximum withholding taxes on reinvested dividends while the GD version does not reflect the impact of withholding taxes
on reinvested dividends.   These returns do not include the effect of any
investment management expenses. These returns would have been lower if they included the effect of these expenses.


SP International Growth Portfolio

Average Annual Returns* (as of 12/31/05)


MSCI EAFE Index (GD)+
1 YEAR
14.01
5 YEARS
4.95
10 YEARS
6.18

+ The Morgan Stanley Capital International EAFE Index (MSCI EAFE Index) is a weighted, unmanaged index of performance that reflects stock price movements in Europe, Australasia, and the Far East. The Portfolio no longer utilizes the ND version of the MSCI EAFE Index, and instead now utilizes the GD version of the
MSCI EAFE Index.   The ND (net dividends) and GD (gross dividends) versions of the MSCI EAFE Index differ in that ND returns reflect the impact of the maximum withholding taxes on reinvested dividends while the GD version does not reflect the impact of withholding taxes on reinvested dividends. These returns do not include the effect of any investment management expenses. These returns would have been lower if they included the effect of these expenses.

SP International Value Portfolio

Average Annual Returns* (as of 12/31/05)


MSCI EAFE Index (GD)+
1 YEAR
14.01
5 YEARS
4.95
10 YEARS
6.18

+ The Morgan Stanley Capital International EAFE Index (MSCI EAFE Index) is a weighted, unmanaged index of performance that reflects stock price movements in Europe, Australasia, and the Far East. The Portfolio no longer utilizes the ND version of the MSCI EAFE Index, and instead now utilizes the GD version of the
MSCI EAFE Index.   The ND (net dividends) and GD (gross dividends) versions of the MSCI EAFE Index differ in that ND returns reflect the impact of the maximum withholding taxes on reinvested dividends while the GD version does not reflect the impact of withholding taxes on reinvested dividends. These returns do not include the effect of any investment management expenses. These returns would have been lower if they included the effect of these expenses.






SP Aggressive Growth Asset Allocation Portfolio

Average Annual Returns* (as of 12/31/05)


Current Aggressive Growth AA Custom Blended Index+
1 YEAR
7.08
SINCE INCEPTION (9/22/00)
0.21

+ The former Aggressive Growth AA Custom Blended Index consisted of the
Russell 3000 Index (80%) and MCSI EAFE Index (ND)   (20%). Current Aggressive
Growth AA Custom Blended Index consists of the Russell 3000 Index (80%) and
MSCI EAFE Index (GD) (20%).   The Aggressive Growth AA Custom Blended Index no
longer utilizes the MSCI EAFE Index (ND) and instead now utilizes the MSCI EAFE
Index (GD).    The ND (net dividends) and GD (gross dividends) versions of the
MSCI   EAFE Index differ in that ND returns reflect the impact of the maximum withholding taxes on reinvested dividends while the GD version does not reflect
the impact of withholding taxes on reinvested dividends.    These returns do
not include the effect of any investment management expenses.   These returns
would have been lower if they included the effect of these expenses. The "Since Inception" return reflects the closest calendar month-end return to the inception date of the Portfolio.


SP Balanced Asset Allocation Portfolio

Average Annual Returns* (as of 12/31/05)


Current Balanced AA Custom Blended Index+
1 YEAR
5.96
SINCE INCEPTION (9/22/00)
1.68

+ The former Balanced AA Custom Blended Index consisted of the Russell 3000 Index (48%), the Lehman Brothers U.S. Aggregate Bond Index (40%) and the MSCI
EAFE Index (ND)   (12%). Current Balanced AA Custom Blended Index consists of the Russell 3000 Index (48%), the Lehman Brothers U.S. Aggregate Bond Index
(40%) and the MSCI EAFE Index (GD (gross dividends)).   The   Balanced AA
Custom Blended Index no longer utilizes the MSCI EAFE Index (ND) (net
dividends) and instead now utilizes the MSCI EAFE Index (GD).    The ND and GD
versions of the MSCI   EAFE Index differ in that ND returns reflect the impact
of the maximum withholding taxes on reinvested dividends while the GD version does not reflect the impact of withholding taxes on reinvested dividends. These returns do not include the effect of any investment management expenses. These returns would have been lower if they included the effect of these expenses. The "Since Inception" return reflects the closest calendar month-end return to the inception date of the Portfolio.


SP Conservative Asset Allocation Portfolio

Average Annual Returns* (as of 12/31/05)


Current Conservative AA Custom Blended Index+
1 YEAR
4.90
SINCE INCEPTION (9/22/00)
2.77

+ The former Conservative AA Custom Blended Index consisted of the Russell 3000 Index (32%), Lehman Brothers U.S. Aggregate Bond Index (60%) and MSCI EAFE
Index (ND)   (8%). Current Conservative AA



Custom Blended Index consists of the Russell 3000 Index (32%), Lehman Brothers
U.S. Aggregate Bond Index (60%) and MSCI EAFE Index (GD) (8%).   The
Conservative AA Custom Blended Index no longer utilizes the MSCI EAFE Index
(ND) (net dividends) and instead now utilizes the MSCI EAFE Index (GD) (gross
dividends).    The ND and GD versions of the MSCI   EAFE Index differ in that
ND returns reflect the impact of the maximum withholding taxes on reinvested dividends while the GD version does not reflect the impact of withholding taxes on reinvested dividends.These returns do not include the effect of any investment management expenses. These returns would have been lower if they included the effect of these expenses. The "Since Inception" return reflects the closest calendar month-end return to the inception date of the Portfolio.


SP Growth Asset Allocation Portfolio

Average Annual Returns* (as of 12/31/05)


Current Growth AA Custom Blended Index+
1 YEAR
6.49
SINCE INCEPTION (9/22/00)
0.86

+ The former Growth AA Custom Blended Index consisted of the Russell 3000 Index (64%), the Lehman Brothers U.S. Aggregate Bond Index (20%) and the MSCI EAFE
Index (ND)   (16%). Current Growth AA Custom Blended Index consists of the
Russell 3000 Index (64%), the Lehman Brothers U.S. Aggregate Bond Index (20%)
and the MSCI EAFE Index (GD) (16%).   The   Growth AA Custom Blended Index no
longer utilizes the MSCI EAFE Index (ND) (net dividends) and instead now
utilizes the MSCI EAFE Index (GD) (gross dividends).    The ND and GD versions
of the MSCI   EAFE Index differ in that ND returns reflect the impact of the maximum withholding taxes on reinvested dividends while the GD version does not reflect the impact of withholding taxes on reinvested dividends these returns do not include the effect of any investment management expenses. These returns would have been lower if they included the effect of these expenses. The "Since Inception" return reflects the closest calendar month-end return to the inception date of the Portfolio.


II. Payment of "Other Expenses" by SP Aggressive Growth Asset Allocation Portfolio, SP Balanced Asset Allocation Portfolio, SP Conservative Asset Allocation Portfolio, and SP Growth Asset Allocation Portfolio

      Each of SP Aggressive Growth Asset Allocation Portfolio, SP Balanced Asset Allocation Portfolio, SP Conservative Asset Allocation Portfolio, and SP Growth Asset Allocation Portfolio of PSF (each, an SP Asset Allocation Portfolio and collectively, the SP Asset Allocation Portfolios) operates as a "fund-of-funds" by primarily investing in shares of other portfolios of the Fund and American Skandia Trust (AST). Investors in any fund-of-funds portfolio, including the SP Asset Allocation Portfolios, directly incur fees and expenses at the "top level" portfolio (i.e., the fund-of-funds itself) and indirectly incur fees and expenses at the "bottom level" portfolios (i.e., the portfolios in which the fund-of-funds invests). The SP Asset Allocation Portfolios directly pay a "top level" investment management fee to Prudential Investments LLC (PI or the Manager) at an annual rate of 0.05% of each Portfolio's average daily net assets for its services in determining the allocation of investments among the various underlying funds. Investors in the SP Asset Allocation Portfolios also indirectly bear the fees and expenses of the "bottom level" portfolios - i.e., the expenses paid by the Fund's Portfolios and AST Portfolios in which the SP Asset Allocation Portfolios invest.

      Although the SP Asset Allocation Portfolios directly pay the 0.05% investment management fee to PI, they do not currently pay their share of other "top level" fund expenses, such as custodian fees, legal fees, trustee fees, or audit fees. These traditional fund expenses are often referred to as "other expenses."

Historically, PI or its affiliates unilaterally have paid these "other expenses" that have been attributable to the SP Asset Allocation Portfolios. The management agreement between the Fund and PI, however, contemplates that the "top level" SP Asset Allocation Portfolios, like any other Fund Portfolio, will bear their respective "other expenses." The management agreement does not provide a different expense allocation practice for the SP Asset Allocation Portfolios compared to any other Fund Portfolio.
      The Board of Trustees of the Fund recently approved a change to the expense allocation practice for the SP Asset Allocation Portfolios so that it is consistent with the management agreement and the expense allocation practice for all other Fund Portfolios. As a result, effective March 1, 2007, each of the SP Asset Allocation Portfolios will be responsible for the payment of its own "other expenses," including, without limitation, custodian fees, legal fees, trustee fees, and audit fees, consistent with the terms of the management agreement.
The information appearing under the heading "FEES AND EXPENSES OF INVESTING IN THE PORTFOLIOS" relating to the SP Asset Allocation Portfolios is hereby deleted and replaced with the following:

Investors incur certain fees and expenses in connection with an investment in the SP Asset Allocation Portfolios. The following table shows the fees and expenses that you may incur if you invest in Class I shares of the SP Asset Allocation Portfolios through a variable Contract. The table does not include Contract charges. Because Contract charges are not included, the total fees and expenses that you will incur will be higher than the fees and expenses set forth in the following table. See your Contract prospectus for more information about Contract changes.
Effective March 1, 2007, each of the SP Asset Allocation Portfolios will be responsible for the payment of its own "other expenses," including, without limitation, custodian fees, legal fees, trustee fees, and audit fees, in accordance with the terms of the management agreement. Prior to that time, PI or an affiliate paid the "other expenses" of the SP Asset Allocation Portfolios. Had this arrangement been in place during the fiscal year ended December 31, 2005, the annual operating expense ratios for the SP Asset Allocation Portfolios for the fiscal year ended
December 31, 2005 would have been as follows:

                             CLASS   I SHARES
                      Annual Portfolio Operating Expenses
               (expenses that are deducted from Portfolio assets)

SP Aggressive Growth Asset Allocation Portfolio

SHAREHOLDER FEES (FEES PAID DIRECTLY FROM YOUR INVESTMENT)
N/A
MANAGEMENT FEES
0.83(4)
DISTRIBUTION (12B-1) FEES
None
OTHER EXPENSES
0.15(5)
TOTAL ANNUAL PORTFOLIO OPERATING EXPENSES
0.98



SP Balanced Asset Allocation Portfolio

SHAREHOLDER FEES (FEES PAID DIRECTLY FROM YOUR INVESTMENT)
N/A
MANAGEMENT FEES
0.75(4)
DISTRIBUTION (12B-1) FEES
None
OTHER EXPENSES
0.12(5)
TOTAL ANNUAL PORTFOLIO OPERATING EXPENSES
0.87



SP Conservative Asset Allocation Portfolio

SHAREHOLDER FEES (FEES PAID DIRECTLY FROM YOUR INVESTMENT)
N/A
MANAGEMENT FEES
0.74(4)
DISTRIBUTION (12B-1) FEES
None
OTHER EXPENSES
0.06(5)
TOTAL ANNUAL PORTFOLIO OPERATING EXPENSES
0.80


SP Growth Asset Allocation Portfolio

SHAREHOLDER FEES (FEES PAID DIRECTLY FROM YOUR INVESTMENT)
N/A
MANAGEMENT FEES
0.79(4)
DISTRIBUTION (12B-1) FEES
None
OTHER EXPENSES
0.11(5)
TOTAL ANNUAL PORTFOLIO OPERATING EXPENSES
0.90


(4) Each SP Asset Allocation Portfolio invests only in shares of other underlying Fund Portfolios or AST Portfolios. The investment management fees shown above for each SP




Asset Allocation Portfolio are based on the weighted average of the investment management fees borne by the underlying Fund and AST Portfolios according to the allocation percentage targets in place as of December 31, 2005 plus a 0.05% annual investment management fee directly paid by each SP Asset Allocation Portfolio to the Manager. The only investment management fee directly paid by the SP Asset Allocation Portfolios is the 0.05% fee paid to the Manager.

(5) A shareholder in an SP Asset Allocation Portfolio directly bears the relevant SP Asset Allocation Portfolio's "other expenses" and indirectly bears the "other expenses" of the underlying Fund and AST Portfolios in which the SP Asset Allocation Portfolio invests. Other expenses include, without limitation, custodian fees, legal fees, trustee fees, and audit fees. Other Expenses figures shown above include: (a) each SP Asset Allocation Portfolio's "other expenses" for the fiscal year ended December 31, 2005 and (b) the "other expenses" of the underlying Fund and AST Portfolios based on their weighted average "other expenses" according to the allocation percentage targets in place as of December 31, 2005.

III. SP International Value Portfolio (formerly SP LSV International Value Portfolio)

All references to the allocation of assets among subadvisers for the SP International Value Portfolio contained in the Prospectus or any Supplement to the Prospectus are hereby deleted and replaced with the following:

Effective November 13, 2006, the SP LSV International Value Portfolio became the SP International Value Portfolio. Thornburg Investment Management, Inc. (Thornburg) joined LSV Asset Management (LSV) as a subadviser to the SP International Value Portfolio effective November 17, 2006. It is expected that LSV will be responsible for managing approximately 40% of the Portfolio's assets, and that Thornburg will be responsible for managing approximately 60% of the Portfolio's assets.

Under normal conditions, the Manager will determine the division of the assets and cash flows for the SP International Value Portfolio among the applicable subadvisers. All daily cash inflows (that is, purchases and reinvested distributions) and outflows (that is, redemptions and expense items) will be divided among the applicable subadvisers as the Manager deems appropriate. The Manager may change the target allocation of assets among the applicable subadvisers, transfer assets between the applicable subadvisers, or change the allocation of cash inflows or cash outflows among the applicable subadvisers for any reason and at any time without prior notice. As a consequence, the Manager may allocate assets or cash flows from a portfolio segment that has appreciated more to another portfolio segment.